Exhibit 99.2

DELEK US HOLDINGS, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
Background
The following unaudited pro forma consolidated financial information of Delek US Holdings, Inc. (the “Company”) reflects adjustments to the historical consolidated financial statements of the Company to give effect to: (i) the disposition of 100% of the equity interests in Delek’s wholly-owned subsidiaries MAPCO Express, Inc. (“MAPCO”), MAPCO Fleet, Inc., Delek Transportation, LLC, NTI Investments, LLC (“NTI”) and GDK Bearpaw, LLC (collectively the “Retail Entities”) for cash consideration of $535 million (the “Retail Divestiture”), plus cash on hand at closing, (ii) the pay off of debt held by MAPCO and NTI and (iii) the payment of estimated expenses in connection with the Retail Divestiture. References to “we,” “us” and “our” mean Delek US Holdings, Inc. and its consolidated subsidiaries, unless the context otherwise requires. The information presented in this Report on Form 8-K contains the unaudited pro forma consolidated financial statements of the Company, as of and for the three years ended December 31, 2015. The unaudited pro forma consolidated statements of income for each of the three years ended December 31, 2015 give effect to the Retail Divestiture as if it had occurred on January 1, 2013 and the unaudited pro forma consolidated balance sheet as of December 31, 2015 gives effect to the Retail Divestiture as if it had occurred on December 31, 2015.
The unaudited pro forma consolidated financial information has been prepared for illustrative purposes only and is not necessarily indicative of our financial position or results of operations had the Retail Divestiture actually occurred on the dates assumed, nor is such unaudited pro forma consolidated financial information necessarily indicative of the results to be expected for any future period.
The pro forma adjustments are based on preliminary estimates and currently available information and assumptions that management believes are reasonable. However, the ultimate amounts may be different.
The unaudited notes to the unaudited pro forma consolidated financial statements provide a detailed discussion of how such adjustments were derived and presented in the unaudited pro forma financial information. The unaudited pro forma consolidated financial statements and related notes thereto were derived from and should be read in conjunction with the historical consolidated financial statements and related notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2015 and the historical consolidated financial statements and related notes thereto included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 filed with the Securities and Exchange Commission.

DELEK US HOLDINGS, INC
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
December 31, 2015

	Delek US Holdings, Inc.	Disposition of Retail Entities (Note 2)		Pro Forma Adjustments (Note 3)		Delek US Holdings, Inc. Pro Forma
(dollars in millions, except share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$302.2	$(15.0)	(a)	$535.0	(c)	$649.2
				15.0	(c)
				(170.0)	(c)
				(13.4)	(c)
				(4.6)	(c)
Accounts receivable	233.0	(15.6)	(a)	—		217.4
Accounts receivable from related party	0.5	—		—		0.5
Inventories, net of lower of cost or market valuation	307.6	(36.6)	(a)	—		271.0
Other current assets	145.5	(2.9)	(a)	9.0	(c)	151.6
Total current assets	988.8	(70.1)		371.0		1,289.7

Property, plant and equipment:
Property, plant and equipment	2,100.1	(553.2)	(a)	—		1,546.9
Less: accumulated depreciation	(579.0)	209.5	(a)	—		(369.5)
Property, plant and equipment, net	1,521.1	(343.7)		—		1,177.4

Goodwill	74.4	(62.2)	(a)	—		12.2
Other intangibles, net	27.3	—		—		27.3
Equity method investments	605.2	—		—		605.2
Other non-current assets	108.1	(2.8)	(a)	—		105.3
Total assets	$3,324.9	$(478.8)		$371.0		$3,217.1

(Continued on next page)

DELEK US HOLDINGS, INC
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
December 31, 2015

	Delek US Holdings, Inc.	Disposition of Retail Entities (Note 2)		Pro Forma Adjustments (Note 3)		Delek US Holdings, Inc. Pro Forma
(dollars in millions, except share and per share data)
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$397.6	$(32.9)	(a)	$—		$364.7
Current portion of long-term debt and capital lease obligations	95.2	(1.3)	(a)	—		93.9
Obligation under Supply and Offtake Agreement	132.0	—		—		132.0
Accrued expenses and other current liabilities	134.9	(24.2)	(a)	3.7	(c)	177.1
				62.7	(c)
Total current liabilities	759.7	(58.4)		66.4		767.7
Non-current liabilities:
Long-term debt and capital lease obligations, net of current portion	880.5	(169.2)	(a)	—		711.3
Environmental liabilities, net of current portion	7.9	—		—		7.9
Asset retirement obligations	9.7	(4.4)	(a)	—		5.3
Deferred tax liabilities	247.9	(55.2)	(a)	—		192.7
Other non-current liabilities	65.3	(11.5)	(a)	1.8	(c)	55.6
Total non-current liabilities	1,211.3	(240.3)		1.8		972.8
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—		—		—
Common stock, $0.01 par value, 110,000,000 shares authorized, 66,946,721 shares issued at December 31, 2015	0.7	—		—		0.7
Additional paid-in capital	639.2	—		—		639.2
Accumulated other comprehensive loss	(45.3)	—		—		(45.3)
Treasury stock, 4,809,701 shares, at cost, as of December 31, 2015	(154.8)	—		—		(154.8)
Retained earnings	713.5	(180.1)	(a)	180.1	(c)	836.2
				122.7	(c)
Non-controlling interest in subsidiaries	200.6	—		—		200.6
Total stockholders’ equity	1,353.9	(180.1)		302.8		1,476.6
Total liabilities and stockholders’ equity	$3,324.9	$(478.8)		$371.0		$3,217.1

See accompanying notes to unaudited pro forma consolidated financial statements.

DELEK US HOLDINGS, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
Year Ended December 31, 2015

	Delek US Holdings, Inc.	Disposition of Retail Entities (Note 2)		Pro Forma Adjustments (Note 3)		Delek US Holdings, Inc. Pro Forma
(dollars in millions, except share and per share data)
Net sales	$5,762.0	$(1,495.0)	(b)	$515.0	(d)	$4,782.0
Operating costs and expenses:
Cost of goods sold	5,015.6	(1,293.7)	(b)	515.0	(d)	4,236.9
Operating expenses	406.6	(136.3)	(b)	—		270.3
General and administrative expenses	126.0	(25.4)	(b)	—		100.6
Depreciation and amortization	134.0	(28.0)	(b)	—		106.0
Other operating income, net	(0.9)	0.4	(b)	—		(0.5)
Total operating costs and expenses	5,681.3	(1,483.0)		515.0		4,713.3
Operating income	80.7	(12.0)		—		68.7
Interest expense	58.3	(6.2)	(b)	—		52.1
Interest income	(1.1)	—		—		(1.1)
Income from equity method investment	(2.0)	—		—		(2.0)
Other income, net	(1.6)	—		—		(1.6)
Total non-operating expenses, net	53.6	(6.2)		—		47.4
Income from continuing operations before income taxes	27.1	(5.8)		—		21.3
Income tax expense	(16.6)	0.8	(b)			(15.8)
Net income	43.7	(6.6)		—		37.1
Net income attributed to non-controlling interest	24.3	—		—		24.3
Net (loss) income attributable to Delek	$19.4	$(6.6)		$—		$12.8
Basic & diluted earnings per share:
Basic earnings per share	$0.32					$0.21
Diluted earnings per share	$0.32					$0.21
Weighted average common shares outstanding:
Basic	60,819,771					60,819,771
Diluted	61,320,570					61,320,570

See accompanying notes to unaudited pro forma consolidated financial statements.

DELEK US HOLDINGS, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
Year Ended December 31, 2014

	Delek US Holdings, Inc.	Disposition of Retail Entities (Note 2)		Pro Forma Adjustments (Note 3)		Delek US Holdings, Inc. Pro Forma
(dollars in millions, except share and per share data)
Net sales	$8,324.3	$(1,870.9)	(b)	$565.0	(d)	$7,018.4
Operating costs and expenses:
Cost of goods sold	7,315.2	(1,666.6)	(b)	564.0	(d)	6,212.6
Operating expenses	398.8	(141.1)	(b)	1.0	(d)	258.7
General and administrative expenses	133.4	(28.2)	(b)	—		105.2
Depreciation and amortization	111.5	(28.3)	(b)	—		83.2
Other operating income, net	(1.1)	1.1	(b)	—		—
Total operating costs and expenses	7,957.8	(1,863.1)		565.0		6,659.7
Operating income	366.5	(7.8)		—		358.7
Interest expense	40.6	(7.1)	(b)	—		33.5
Interest income	(0.8)	—		—		(0.8)
Other income, net	(0.9)	—		—		(0.9)
Total non-operating expenses, net	38.9	(7.1)		—		31.8
Income from continuing operations before income taxes	327.6	(0.7)		—		326.9
Income tax expense	101.6	—	(b)	—		101.6
Net income	226.0	(0.7)		—		225.3
Net income attributed to non-controlling interest	27.4	—		—		27.4
Net (loss) income attributable to Delek	$198.6	$(0.7)		$—		$197.9
Basic & diluted earnings per share:
Basic earnings per share	$3.38					$3.37
Diluted earnings per share	$3.35			.		$3.33
Weighted average common shares outstanding:
Basic	58,780,947					58,780,947
Diluted	59,355,120					59,355,120

See accompanying notes to unaudited pro forma consolidated financial statements.

DELEK US HOLDINGS, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
Year Ended December 31, 2013

	Delek US Holdings, Inc.	Disposition of Retail Entities (Note 2)		Pro Forma Adjustments (Note 3)		Delek US Holdings, Inc. Pro Forma
(dollars in millions, except share and per share data)
Net sales	$8,706.8	$(1,872.1)	(b)	$349.5	(d)	$7,184.2
Operating costs and expenses:
Cost of goods sold	7,880.7	(1,691.2)	(b)	347.4	(d)	6,536.9
Operating expenses	387.4	(132.0)	(b)	2.1	(d)	257.5
General and administrative expenses	111.2	(25.0)	(b)	—		86.2
Depreciation and amortization	89.8	(25.2)	(b)	—		64.6
Other operating income, net	—	1.7	(b)	—		1.7
Total operating costs and expenses	8,469.1	(1,871.7)		349.5		6,946.9
Operating income	237.7	(0.4)		—		237.3
Interest expense	37.7	(6.3)	(b)	—		31.4
Interest income	(0.3)	—		—		(0.3)
Other income, net	(6.3)	—		—		(6.3)
Total non-operating expenses, net	31.1	(6.3)		—		24.8
Income from continuing operations before income taxes	206.6	5.9		—		212.5
Income tax expense	70.9	5.2	(b)			76.1
Net income	135.7	0.7		—		136.4
Net income attributed to non-controlling interest	18.0	—		—		18.0
Net (loss) income attributable to Delek	$117.7	$0.7		$—		$118.4
Basic & diluted earnings per share:
Basic earnings per share	$1.99					$2.00
Diluted earnings per share	$1.96					$1.97
Weighted average common shares outstanding:
Basic	59,186,921					59,186,921
Diluted	60,047,138					60,047,138

See accompanying notes to unaudited pro forma consolidated financial statements.

DELEK US HOLDINGS, INC.
NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Presentation
The unaudited pro forma consolidated financial information presents the application of pro forma adjustments to our historical consolidated financial statements to reflect (i) the disposition of the Retail Entities, (ii) the pay off of debt held by MAPCO and NTI and (iii) the payment of estimated expenses in connection with the Retail Divestiture. The unaudited pro forma consolidated statements of income for each of the three years ended December 31, 2015 give effect to the Retail Divestiture as if it had occurred on January 1, 2013 and the unaudited pro forma consolidated balance sheet as of December 31, 2015 gives effect to the Retail Divestiture as if it had occurred on December 31, 2015.

Note 2. Disposition of Retail Entities
(a) To reflect the removal of all assets held by the Retail Entities and all liabilities associated with the assets held by the Retail Entities as of December 31, 2015.

(b) All adjustments are to eliminate revenues and expenses, including the income tax expense, of the Retail Entities from the unaudited consolidated statements of income for the years ended December 31, 2015, 2014 and 2013.

Note 3. Pro Forma Adjustments
(c) The following table is a summary of the Retail Divestiture (in millions):

Cash received at closing	$535.0
Cash held by Retail Entities as of December 31, 2015	15.0
Prepayment of Retail Entity indebtedness as of December 31, 2015	(170.0)
Prepayment fees on certain Retail Entity indebtedness	(13.4)
Transaction costs and fees	(4.6)
Estimated net cash consideration in Retail Divestiture	362.0
Estimated fair value of the Fuel Supply Agreement(1)	(5.5)
Net liabilities retained	(53.7)
Net assets of the Retail Entities	(180.1)
Gain on sale of Retail Entities(2)	$122.7

(1)
In conjunction with the closing of the Retail Divestiture, Delek, Delek’s wholly owned subsidiary, Lion Oil Company (“Lion”), and MAPCO entered into a fuel supply agreement, pursuant to which Lion will supply fuel to MAPCO for a period of 18 months following the closing of the Retail Divestiture (the “Fuel Supply Agreement”). The Fuel Supply Agreement contains certain off-market provisions. The estimated fair value of the Fuel Supply Agreement is considered a component of the consideration received for the Retail Entities.

(2)	The gain on sale of Retail Entities does not take into consideration any post-closing adjustments or tax impacts.

The gain on the sale of the Retail Entities has not been included in the unaudited pro forma consolidated statement of income for the year ended December 31, 2015 due to its non-recurring nature but it has been reflected in the unaudited pro forma consolidated balance sheet as of December 31, 2015.

(d) Reflects sales to the Retail Entities during the period that were eliminated in consolidation.